UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2010

SafeStitch Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Suite A-100, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4145

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on its Form 8-K filed with the SEC on July 23, 2009 (the "July 2009 8-K"), SafeStitch Medical, Inc., a Delaware corporation (the "Company"), entered into a securities purchase agreement (the "Future Purchase Agreement") on July 21, 2009 with certain private investors (the "Future Investors"), pursuant to which the Future Investors agreed to purchase, at a future closing, an aggregate of up to 2,000,000 shares (the "Future Shares") of the Company’s 10.0% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), at a purchase price of $1.00 per share, subject to the Company providing the Future Investors ten days written notice of such future closing date. On December 30, 2009, the Company provided notice to the Future Investors that the Company intended to consummate the sale of the Future Shares on January 12, 2010, and on January 12, 2010, the Company closed on the issuance of 2,000,000 Future Shares under the Future Purchase Agreement for aggregate consideration of $2.0 million. Among the Future Investors who purchased a portion of the Future Shares are Hsu Gamma Investment, L.P., an entity of which Dr. Jane Hsiao, the Company’s Chairman of the Board, is general partner, Jeffrey G. Spragens, the Company’s Chief Executive Officer, President and a director, and Frost Gamma Investments Trust, a trust controlled by Dr. Phillip Frost, who is the largest beneficial owner of the Company’s outstanding common stock (collectively, the "Related Party Investors"). Each of the Related Party Investors is the beneficial owner of more than 10% of the Company’s common stock.

The Company issued the Future Shares in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated thereunder. Each of the Future Investors represented to the Company that such person was an "accredited investor" as defined in Rule 501(a) of the Act and that the Future Shares were being acquired for investment purposes. The Future Shares have not been registered under the Act and are "restricted securities" as that term is defined by Rule 144 under the Act. The Company has not undertaken to register the Future Shares, and no registration rights have been granted to the Future Investors in respect of the Future Shares.

As previously reported on the July 2009 8-K, on July 17, 2009, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 10.0% Series A Cumulative Convertible Preferred Stock, and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation"). A summary of the Certificate of Designation is set forth below:

Dividends

Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Company’s Board of Directors, dividends on each share of Series A Preferred Stock at a rate per annum equal to 10.0% of the sum of (a) $1.00, plus (b) any and all declared and unpaid and accrued dividends thereon, subject to adjustment for any stock split, combination, recapitalization or other similar corporate action (the "Liquidation Amount").

Voting

The Holders of Series A Preferred Stock have the right to receive notice of any meeting of holders of the Company’s common stock, par value $0.001 per share ("Common Stock"), or Series A Preferred Stock and to vote (on an as-converted into Common Stock basis) upon any matter submitted to a vote of the holders of Common Stock or Series A Preferred Stock. Except as otherwise expressly set forth in the Company’s Restated Certificate of Incorporation, as amended from time to time, the holders of Series A Preferred Stock will vote on each matter submitted to them with the holders of Common Stock and all other classes and series of the Company’s capital stock entitled to vote on such matter, taken together as a single class.

Rank

With respect to dividend distributions and distributions upon liquidation, winding up or dissolution of the Company, the Series A Preferred Stock ranks senior to all classes of Common Stock and to each other class of the Company’s capital stock existing now or hereafter created that are not specifically designated as ranking senior to or pari passu with the Series A Preferred Stock. The Company may not issue any capital stock that is senior to or pari passu with the Series A Preferred Stock unless such issuance is approved by the holders of at least 66 2/3% of the issued and outstanding Series A Preferred Stock voting separately as a class.

Liquidation Preference

Upon the occurrence of a Liquidation Event (as defined in the Certificate of Designation), holders of Series A Preferred Stock are entitled to be paid, subject to applicable law, out of the assets of the Company available for distribution to its stockholders, an amount in cash (the "Liquidation Payment") for each share of Series A Preferred Stock equal to the greater of (x) the Liquidation Amount for each share of Series A Preferred Stock outstanding, or (y) the amount for each share of Series A Preferred Stock the holders would be entitled to receive pursuant to the Liquidation Event if all of the shares of Series A Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive a distribution in such Liquidation Event. Such Liquidation Payment will be paid before any cash distribution will be made or any other assets distributed in respect of any class of securities junior to the Series A Preferred Stock, including, without limitation, Common Stock.

Conversion

The holder of any share of Series A Preferred Stock may at any time and from time to time convert such share into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Liquidation Amount of the share by (B) the conversion price, which is initially $1.00, subject to adjustment as provided in the Certificate of Designation.

Redemption

To the extent it is lawfully able to do so, the Company may redeem all of the then outstanding shares of Series A Preferred Stock by paying in cash an amount per share equal to $1.00 plus all declared or accrued unpaid dividends on such shares, subject to adjustment for any stock dividends or distributions, splits, subdivisions, combinations, reclassifications, stock issuances or similar events with respect to the Common Stock.

The foregoing description of the Future Purchase Agreement and the Certificate of Designation is only a summary and is qualified in its entirety by reference to the full text of the form of Future Purchase Agreement and the Certificate of Designation, which were filed as Exhibits 10.2 and 3.1, respectively, to the July 2009 8-K, and each of which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 14, 2010, the Company issued a press release announcing the closing of the Future Purchase Agreement and the issuance of the Future Shares. Additionally, the press release announced that the Company received approximately $800,000 in net proceeds related to the Company’s full settlement and release of its securities fraud and appraisal actions related to the Company’s ownership of TruePosition, Inc. common stock. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The press release attached as an exhibit to this report contains various "forward looking statements" within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent the Company’s expectations or beliefs concerning future events. When used in the press release and this report, the terms "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the Company’s ability to protect its intellectual property, dedication of substantial resources towards research and development efforts, product liability risks and the effects of governmental regulation. Results actually achieved may differ materially from expected results included in these statements as a result of these or other factors, including those factors discussed under "Risk Factors" set forth in Item 1A to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2008. The Company undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements.

The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of this information is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number Description

3.1 Certificate of Designation of Series A Preferred Stock, filed as Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on July 23, 2009 and incorporated by reference herein.

3.2 Restated Certificate of Incorporation, as amended, filed as Annex A to our Definitive Information Statement on Schedule 14C filed with the SEC on December 7, 2007 and incorporated by reference herein.

4.1 Certificate of Designation of Series A Preferred Stock, filed as Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on July 23, 2009 and incorporated by reference herein.

4.2 Specimen Certificate for Series A Preferred Stock, filed as Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on July 23, 2009 and incorporated by reference herein.

10.1 Form of Future Purchase Agreement, filed as Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on July 23, 2009 and incorporated by reference herein

99.1 Press Release dated January 14, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeStitch Medical, Inc.

January 14, 2010	By:	/s/ Adam S. Jackson

Name: Adam S. Jackson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 14, 2010.